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FOURTEENTH AMENDMENT

TO THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF LODGING FUND REIT III OP, LP

This Fourteenth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP (this “Amendment”) is adopted by Lodging Fund REIT III, Inc., a Maryland corporation (the “General Partner”), as the General Partner and on behalf of the Limited Partners of Lodging Fund REIT III OP, LP, a Delaware limited partnership (the “Partnership”), to be effective as of December 24, 2024 (the “Effective Date”). Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP dated June 15, 2020, as amended by the (i) First Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP effective February 4, 2021, (ii) Second Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP effective May 12, 2021, (iii) Third Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP effective August 3, 2021,

(iv) Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP effective December 3, 2021, (v) Fifth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP effective January 18, 2022, (vi) Sixth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP effective February 8, 2022, (vii) Seventh Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP effective March 29, 2022, (viii) Eighth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP effective August 3, 2022, (ix) Ninth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP effective August 25, 2022, (x) Tenth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP effective August 25, 2022, (xi) Eleventh Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP effective December 22, 2022, (xii) Twelfth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP effective January 10, 2023 and (xiii) Thirteenth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP effective April 7, 2023 (collectively, the “Agreement”).

WHEREAS, the General Partner has determined it to be in the best interest of the Partnership to make certain changes to the Agreement as set forth in this Amendment in order to reflect the issuance of the Series P Preferred Units by the Partnership and terms of the Series P Preferred Units.

NOW, THEREFORE, in consideration of the preceding, the General Partner hereby amends the Agreement as follows:

1.	Section 1 of the Agreement shall be amended as follows:
1.1.The definition of “Limited Partner” shall be deleted in its entirety and replaced with the following:

““Limited Partner” means any Person named as a Common Limited Partner, Series B Limited Partner, Series GO Limited Partner, Series GO II Limited Partner, Series T Limited Partner or Series P Preferred Limited Partner as set forth on Exhibit A, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.”

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1.2.The definition of “Limited Partner Unit” shall be deleted in its entirety and replaced with the following:

““Limited Partner Unit” means a Common Limited Unit, Series B Limited Unit, Series GO Limited Unit, Series GO II Limited Unit, Series T Limited Unit, or Series P Preferred Unit.”

1.3.A new definition of “Series P Preferred Limited Partner” shall be added to the Agreement to read as follows:

““Series P Preferred Limited Partner” means a Series P Preferred Limited Partner as set forth on Exhibit A, as such Exhibit may be amended from time to time, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Series P Preferred Limited Partner.”

1.4.A new definition of “Series P Preferred Unit” shall be added to the Agreement to read as follows:

““Series P Preferred Unit” shall represent an interest in the Partnership entitling a Series P Preferred Limited Partner to the respective voting and other rights and Net Income and Net Loss as provided for in this Agreement.”

1.5.A new definition of “Series P Preferred Unit Reserve” shall be added to the Agreement to read as follows:

““Series P Preferred Unit Reserve” means an account initially funded with three years’ worth of distributions (which may be an accrual reserve) with respect to the Series P Preferred Limited Partners out of funds raised from the sale of the Series P Preferred Units.”

2.	Section 4.15 of the Agreement shall be renumbered as Section 4.16.
3.	A new Section 4.15 of the Agreement shall be added as follows:
4.15	Series P Preferred Units.
4.15.1The Partnership may issue 5,000 Series P Preferred Units in accordance with Exhibit D; provided, however that this may be increased to 7,500 Series P Preferred Units in the sole discretion of the General Partner.
4.15.2The Partnership will create a Series P Preferred Unit Reserve that will initially be funded with three years’ worth of distributions to the Series P Preferred Limited Partners out of any funds raised from the sale of the Series P Preferred Units.”
4.	The heading of Section 12.4 of the Agreement shall be deleted and replaced, and Section

12.4.3 shall be added to the Agreement, to read as follows:

“12.4Amendments Requiring Approval of Special Classes.”

“12.4.3 Any amendments to the allocation and distribution provisions relating to the Series P Preferred Units other than with respect to the issuance of additional interests in the Partnership, shall require the approval of the Series P Preferred Limited Partners.”

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5.Exhibit A of the Agreement shall be deleted in its entirety and replaced with Exhibit A attached to this Amendment.
6.A new Exhibit D to the Agreement, in the form attached to this Amendment, is added to the Agreement.
7.Full Force and Effect. As amended by this Amendment, the Agreement shall continue in full force and effect.
8.Successors and Assigns. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Limited Partners.
9.Counterparts. This Amendment may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.
10.Electronic Signature. Any electronic signature of a party to this Amendment shall be valid as an original signature and shall be effective and binding. Any such electronic signature shall be deemed to (i) be “written” or “in writing,” (ii) have been signed and (iii) constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.

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IN WITNESS WHEREOF, this Amendment is effective as of the date first set forth above.

GENERAL PARTNER:

LODGING FUND REIT III, INC., a Maryland corporation

By:

/s/ Norman Leslie

Norman Leslie

Chief Executive Officer

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EXHIBIT A

PARTNERS’ CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

Partner

Contributed Property

Agreed Net Value of Capital Contribution

Partnership Units

%

Interest

Series B Limited Units

Series B

%

Interests

GENERAL PARTNER:
Lodging Fund REIT III, Inc.	Information maintained at General Partner’s office	—	—
SERIES B LIMITED PARTNER:
Legendary Capital REIT III, LLC	——	1,000	100%
SERIES T LIMITED PARTNERS:
COMMON LIMITED PARTNERS:	Information maintained at General Partner’s office	—	—
SERIES GO LIMITED PARTNERS:	Information maintained at General Partner’s office	—	—
SERIES GO II LIMITED PARTNERS:	Information maintained at General Partner’s office
		—	—
SERIES P PREFERRED LIMITED PARTNERS:	Information maintained at General Partner’s office
		—	—
TOTALS		1,000	100%

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EXHIBIT D

PARTNERSHIP UNIT DESIGNATION OF THE SERIES P PREFERRED UNITS

1.	Number of Units and Designation.

A class of Preferred Units is hereby designated as “Series P Preferred Units,” and the number of Preferred Units constituting such class shall equal 10,000,000.

2.	Definitions

For purposes of the Series P Preferred Units, the following terms shall have the meanings indicated in this Section 2, and capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement:

“Series P Designation” means this Partnership Unit Designation of Series P Preferred Units. “Series P Distribution Payment Date” means the 23rd day of the succeeding month, or if not a business day, the next succeeding business day.

“Series P Junior Partnership Units” has the meaning set forth in Section 7.3 of this Series P Designation.

“Series P Liquidation Preference” has the meaning set forth in Section 4.1 of this Series P Designation.

“Series P Parity Partnership Units” has the meaning set forth in Section 7.2 of this Series P Designation.

“Series P Preferred Unit” means a Preferred Partnership Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Series P Designation.

“Series P Purchase Price” means $10,000 per Series P Preferred Unit.

“Special Redemption Event” means the date upon which (i) the General Partner’s shares of common stock are listed for trading on a national securities exchange with at least 3 market makers or a New York Stock Exchange specialist, (ii) the General Partner enters into a binding commitment for any merger or combination of the General Partner or the sale of substantially all of the General Partner’s assets or (iii) the Board of Directors of the General Partner approves of a reorganization, restructuring, spinoff or similar transaction of the General Partner.

“Series P Senior Partnership Units” has the meaning set forth in Section 7.3 of this Series P Designation.

3.	Distributions.

On every Series P Distribution Payment Date, each holder of record of the Series P Preferred Units shall be entitled to receive distributions payable in cash in an amount per Series P Preferred Unit equal to a 7.50% cumulative but not compounded per annum return on the Series P Purchase Price (equivalent to a fixed annual rate of $750 per Series P Preferred Unit) (the “Fixed Dividend”) attributed to the prior month

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which will be determined on a daily basis. Each distribution shall be payable to the holder of record of the Series P Preferred Units as set forth in the records of the Partnership at the close of business on the record date for the distribution payable with respect to the Series P Preferred Units on such Series P Distribution Payment Date. The holders of the Series P Preferred Units shall not be entitled to any distributions on the Series P Preferred Units, whether payable in cash, property or stock, except as provided herein. Notwithstanding the above, for any Series P Units purchased as set forth in this paragraph below, such holder may receive a bonus distribution (each, a "Bonus Distribution") in addition to the Fixed Dividend in an amount equal to the lesser of (A) 3.75% per annum and (B) the greatest of (i) through (iv) and the final sentence of this paragraph (for the avoidance doubt, no holder may qualify for more than one Bonus Distribution in any of the categories set forth in this paragraph for any one purchase of Series P Preferred Units, as follows: (i) for Series P Units purchased in December 2024, the holder of the Series P Preferred Units shall be entitled to a special distribution equal to 6 months of distributions (i.e., an additional 3.75% per annum), which will be allocated on December 31, 2024 (to the extent there is sufficient gross income and any remainder will be allocated in 2025), and distributed on or before January 5, 2025, (ii) for Series P Units purchased in an amount equal to at least $100,000 in 2024, the holder of the Series P Preferred Units shall be entitled to a special distribution equal to 6 months of distributions for any additional Series P Preferred Units (i.e., an additional 3.75% per annum) purchased in January 2025, which will be allocated as of December 31, 2024 (to the extent there is sufficient gross income and any remainder will be allocated in 2025), and will be distributed on or before February 6, 2025, (iii) for Series P Units purchased in January 2025 where at least $100,000 of Series P Preferred Units was not purchased in 2024, the holder of the Series P Preferred Units shall be entitled to a special distribution equal to 6 months of distributions (i.e., an additional 3.75% per annum) which will be paid on February 6, 2025 and allocated at the end of 2025 or

(iv) for Series P Units purchased in February 2025, the holder of the Series P Preferred Units shall be entitled to a special distribution equal to 3 months of distributions (i.e., an additional 1.875% per annum) which will be paid on or before March 7, 2025 and allocated at the end of 2025. The General Partner may on a one-time basis offer a special distribution in an amount not to exceed 3.75% per annum for new acquisitions of the Series P Preferred Units for up to a 3-month period.

4.	Liquidation Preference.
4.1In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the Partnership (whether capital, surplus or otherwise) shall be made to or set apart for the holders of the Series P Junior Partnership Units, and subject to the preferential rights of the Series P Senior Partnership Units, the holders of the Series P Preferred Units shall be entitled to receive $10,000 per Series P Preferred Unit (the “Series P Liquidation Preference”), plus an amount per Series P Preferred Unit equal to all distributions (whether or not declared or earned) accrued and unpaid on the Series P Preferred Unit; but such holders shall not be entitled to any further payment. Until the holders of the Series P Preferred Units have been paid the Series P Liquidation Preference in full, plus an amount equal to all distributions (whether or not declared or earned) accrued and unpaid on the Series P Preferred Unit to the date of final distribution to such holders, no payment shall be made to any holder of Series P Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series P Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Series P Parity Partnership Units, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series P Preferred Units and any such Series P Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Series P Preferred Units and any such other Series P Parity Partnership Units if all amounts payable thereon were paid in full.
4.2Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of the Series P Preferred Units and any Series P Parity Partnership Units, as provided in this Section 4, any other series or class or classes of Series P Junior Partnership Units

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shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series P Preferred Units and any Series P Parity Partnership Units shall not be entitled to share therein.

5.	Redemption.

Series P Preferred Units shall be redeemable by the Partnership as follows:

5.1Unless the Series P Preferred Units have been earlier redeemed as set forth in Section 5.2 or Section 5.3, on December 31, 2034, the Partnership shall, to the extent there are funds legally available therefor and subject to the preferential rights of the Series P Senior Partnership Units, redeem all of the Series P Preferred Units for cash at a redemption price equal to the Series P Purchase Price plus any accrued but unpaid distributions through the redemption date.
5.2Subject to Section 5.3 and subject to the rights of any Limited Partner Unit, the Partnership may in the event of hardship, in the sole discretion of the General Partner, redeem for cash the Series P Preferred Units at any time on or after December 31, 2025, in whole or in part, at a redemption price equal to the Series P Purchase Price plus any accrued but unpaid distributions through the redemption date.
5.3In connection with a Special Redemption Event, the Partnership may, in the sole discretion of the General Partner, redeem for cash the Series P Preferred Units at a redemption price equal to the Series P Purchase Price plus any accrued but unpaid distributions through the redemption date.
5.4In connection with hardship on the Partnership, the Partnership may, in whole or in part, in the sole discretion of the General Partner subject to the rights of any Limited Partner Unit, redeem for cash the Series P Preferred Units at a redemption price equal to the Series P Purchase Price plus any accrued but unpaid distributions through the redemption date.
6.	Cancellation of Units; Status of Reacquired Units.

All Series P Preferred Units that have been issued and reacquired in any manner by the Partnership shall be deemed cancelled.

7.	Ranking.

Any class or series of Partnership Units of the Partnership shall be deemed to rank:

7.1prior or senior to the Series P Preferred Units, as to the payment of distributions and as to distributions of assets upon liquidation, dissolution or winding up, the holders of such class or series shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Series P Preferred Units (collectively, the “Series P Senior Partnership Units”);
7.2on a parity with the Series P Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Series P Preferred Units, if the holders of such class or series of Partnership Units and the Series P Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority of one over the other (collectively, the “Series P Parity Partnership Units”); and

EXHIBIT 10.293

7.3junior to the Series P Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of Partnership Units shall be Common Units or (ii) the holders of the Series P Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units and expressly includes the Common General Units, the Common Limited Units, the Series Go Limited Units, the Series Go II Limited Units, the Series B Limited Units and the Series T Limited Units, (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Series P Junior Partnership Units”).
8.	Special Allocations.
8.1Gross income and, if necessary, gain shall be allocated to the holder of the Series P Preferred Units for any fiscal year (and, if necessary, subsequent fiscal years) to the extent that the holder of the Series P Preferred Units receives a distribution on any Series P Preferred Units (other than for a return of its original Capital Contributions).
8.2If any Series P Preferred Units are redeemed pursuant to Section 5 hereof, for the fiscal year that includes such redemption (and, if necessary, for subsequent fiscal years), (i) gross income and gain (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holder of the Series P Preferred Units to the extent that the redemption amount paid or payable with respect to the Series P Preferred Units so redeemed exceeds the aggregate Capital Contribution per Series P Preferred Unit allocable to the Series P Preferred Units so redeemed and (ii) deductions and losses (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holder of the Series P Preferred Units to the extent that the aggregate Capital Contributions per Series P Preferred Unit allocable to the Series P Preferred Units so redeemed exceeds the redemption amount paid or payable with respect to the Series P Preferred Units so redeemed. The intent of this Section is that gain or loss shall be allocated so that the ending Capital Account of a holder of the Series P Preferred Units is equal to zero after a redemption.
9.	General.

The ownership of the Series P Preferred Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by one or more certificates. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the Series P Preferred Units.

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